AGREEMENT FOR PURCHASE AND SALE OF SHARE CAPITAL
                                       OF
                          SIGNATURE INDUSTRIES LIMITED
                                      Among
                        APPLIED CELLULAR TECHNOLOGY, INC.
                                       and
                                  DAVID CAIRNIE
                                   JOHN BOOKER
                                   ROBIN TYLER
                                FREDERICK BASSETT
                                    ALAN COOK
                                   TREVOR GAGE
                                  PETER SAYLES
                                       and
                             ECI VENTURES GP LIMITED
                                       and
                              ECI CAPITAL PARTNERS,
                            ECI CAPITAL PARTNERS "B",
                               ECI DEVELOPMENTS 2,
                                  ECI EUROFUND
          (each acting by its general partner, ECI VENTURES GP LIMITED)
                                       and
                          FISHER KARPARK HOLDINGS LTD.
                                       and
                           ECI VENTURES NOMINEES LTD.
                              Dated June 8, 1998

                                 Bryan Cave LLP
                              29 Queen Anne's Gate
                                 London SW1H 9BU

                                  0171-896-1900
                            0171-896-1919 (facsimile)

             AGREEMENT FOR PURCHASE AND SALE OF ISSUED SHARE CAPITAL
                        OF SIGNATURE INDUSTRIES LIMITED.


     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into effective as of the 8th day of June 1998 (the "Effective Date"), by and between the following (the "Parties"):

     (a) APPLIED CELLULAR TECHNOLOGY, INC., a Missouri corporation with its address at P.O. Box 2067, James River Professional Center, Suite 2, Nixa, Missouri, United States 65714 ("Buyer");

     (b) DAVID CAIRNIE, an individual with an address at 24 Brook Lane, Sawbridgeworth, Hertfordshire CM21 0EL, Great Britain ("Cairnie");

     (c) JOHN BOOKER, an individual with an address at Ivy House, 43 Church Street, Buckden, Huntingdon, Cambridgeshire PE18 9TP, Great Britain ("Booker");

     (d) ROBIN TYLER, an individual with an address at 15 Fairhurst Drive, East Farleigh, Kent ME15 0DF, Great Britain ("Tyler");

     (e) FREDERICK BASSETT, an individual with an address at 141 Main Road, Sutton at Hone, Dartford, Kent DA4 9HW, Great Britain ("Bassett");

     (f) ALAN COOK, an individual with an address at Dalton House, Lindsell, Essex CM6 3QL, Great Britain ("Cook");

     (g) TREVOR GAGE, an individual with an address at The Willows, Parsonage Road, Takely, Bishop's Stortford, Hertfordshire, Great Britain ("Gage");

     (h) PETER SAYLES, an individual with an address at 85 Redhill Wood, New Ash Green, Longfield, Kent DA3 8QP, Great Britain ("Sayles");

     (i) ECI VENTURES GP LIMITED ("ECIVGP"), an English company with its registered office at Brettenham House, Lancaster Place, London WC2E 7EN;

     (j) ECI CAPITAL PARTNERS ("ECICP"), ECI CAPITAL PARTNERS `B' ("ECICPB"), ECI DEVELOPMENTS 2 ("ECID2"), ECI EUROFUND ("ECIE"), four limited partnerships established under the Limited Partnerships Act 1907, each acting by their general partner ECIVGP and having their places of business at Brettenham House, Lancaster Place, London WC2E 7EN ("ECI");

     (k) FISHER KARPARK HOLDINGS LTD., an English company with an address at West House, Kings Cross, Halifax, West Yorkshire HX1 1EB ("FKH");

     (l) ECI VENTURES NOMINEES LTD. ("ECIVN"), an English company with its registered office at Brettenham House, Lancaster Place, London WC2E 7EN;

Cairnie, Booker, Tyler, Bassett, Cook Gage, Sayles, ECI and FKH are referred to in this Agreement as the "Sellers".


                                    RECITALS

     A. SIGNATURE INDUSTRIES LIMITED (the "Company") is a private limited company registered in England with a total authorized capital of three hundred seventy thousand pounds sterling ((pound)370,000), made up of two hundred forty thousand (240,000) ordinary shares with a par value of ten pence ((pound) 0.10) per share (the "Ordinary Shares"), three hundred sixty thousand (360,000) preferred ordinary shares with a par value of ten pence ((pound) 0.10) per share (the "Preferred Ordinary Shares"), one million seven hundred thousand (1,700,000) "A" preference shares with a par value of ten pence ((pound) 0.10) per share (the "A Preference Shares"), and one million four hundred thousand (1,400,000) "B" preference shares with a par value of ten pence ((pound) 0.10) per share (the "B Preference Shares")(each of the Ordinary Shares and the Preferred Ordinary Shares shall collectively be referred to hereinafter as the "Ordinary Share Capital", and the A Preference Shares and the B Preference Shares shall collectively be referred to hereinafter as the "Preference Shares"). All of the Company's authorized Ordinary Share Capital and Preference Shares, as set forth above, are issued and outstanding.

     B. Of the Company's total issued and outstanding Ordinary Shares, Cairnie owns 61,681 Ordinary Shares, Booker owns 44,861 Ordinary Shares, Tyler owns 44,860 Ordinary Shares, Bassett owns 44,861 Ordinary Shares, Cook owns 14,579 Ordinary Shares, Gage owns 14,579 Ordinary Shares and Sayles owns 14,579 Ordinary Shares. ECI owns all of the Company's issued and outstanding Preferred Ordinary Shares and A Preference Shares, and FKH owns all of the Company's issued and outstanding B Preference Shares.

     C. The Company and certain of the Sellers are parties to a Subscription Agreement dated the 13th day of April 1993 (the "Subscription Agreement") relating, inter alia, to the subscription of Shares in the Company and various matters affecting the Company's organisation and management. In anticipation of the transactions contemplated by this Agreement, the Company and certain of the Sellers will procure that the Subscription Agreement is terminated.

     D. Subject to the conditions set forth in this Agreement, (a) the Buyer has agreed to purchase and certain of the Sellers have agreed to sell eighty-five percent of the Ordinary Share Capital of the Company (or five hundred ten thousand (510,000) shares of the Ordinary Share Capital), and (b) the Buyer has agreed to purchase and certain of the Sellers have agreed to sell all of the issued and outstanding A Preference Shares and B Preference Shares of the Company. The Buyer has also agreed to give certain of the Sellers put options for the balance of the shares of Ordinary Share Capital which are not immediately purchased.

     E. The Parties have agreed to enter into this Agreement to set forth the terms and conditions governing the purchase and sale of the Ordinary Share Capital, the A Preference Shares and the B Preference Shares, the grant of the put options, and various other matters incident to these transactions.

     NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Parties agree as follows:


                                    ARTICLE I
                         COMPLETION OF PURCHASE AND SALE

     1.1 Sale of the Ordinary Share Capital and Preference Shares. Upon the terms and subject to the conditions and in reliance on the representations and warranties set forth in this Agreement, at Closing, each Seller shall sell and deliver or procure the sale and delivery to Buyer and Buyer shall purchase and accept from or on behalf of each Seller the following Ordinary Shares and Preferred Ordinary Shares (the "Ordinary Sale Shares"), and the following A Preference Shares and B Preference Shares (the "Preference Sale Shares")(the "Ordinary Sale Shares" and the "Preference Sale Shares" being collectively referred to hereinafter as the "Sale Shares"):

     (a) from Cairnie 24,736 Ordinary Shares;

     (b) from Booker 44,861 Ordinary Shares;

     (c) from Tyler 44,860 Ordinary Shares;

     (d) from Bassett 17,996 Ordinary Shares;

     (e) from Cook 5,849 Ordinary Shares;

     (f) from Gage 5,849 Ordinary Shares;

     (g) from Sayles 5,849 Ordinary Shares;

     (h) from ECI three hundred sixty thousand (360,000) Preferred Ordinary Shares, and one million seven hundred thousand (1,700,000) A Preference Shares; and

     (i) from FKH one million four hundred thousand (1,400,000) B Preference Shares.

     1.2 Share rights. The Sellers shall sell the Sale Shares with full title guarantee and all rights attaching to them, free and clear of all security interests, claims, and restrictions. Each of the Sellers hereby waives any pre-emption rights he or it may have in relation to any of the Sale Shares whatsoever. The covenants implied under the Law of Property (Miscellaneous Provisions) Act 1994 by the words "with full title guarantee" in this Section
1.2 are limited to the covenants that would be implied if the words "other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about" in section 3(1) and the whole of section 6(2) of the said Act were omitted.

                       ARTICLE II PURCHASE CONSIDERATION

     2.1 Consideration. The purchase consideration for the Sale Shares shall be payable in the Buyer's Class A Common Shares (the "Buyer's Shares") with the values calculated in accordance with Sections 2.2 and 2.3 below. The purchase consideration payable for the Sale Shares at Closing (the "Initial Consideration") shall be FIVE MILLION THREE HUNDRED THOUSAND POUNDS STERLING ((pound)5,300,000).

     2.2 Initial Consideration. The Initial Consideration shall be calculated and paid as follows:

     (a) The Buyer shall issue at Closing to each of the Sellers of the Ordinary Sale Shares, Buyer's Shares with a value equal to (pound)942,102 and shall make a cash payment of (pound)90,238, by telegraphic transfer to the client account of the Sellers' Solicitors (Kimbell & Co. clients premium account no. 60546488, sort code 20 57 40 at Barclays Bank PLC). Such Buyer's Shares and the cash consideration shall be apportioned among the Sellers of the Ordinary Sale Shares as set out in Schedule 1, which also sets forth a ratio defining each Seller's entitlement to Deferred Consideration, as defined below (the "Ordinary Seller's Ratio").

     (b) The Buyer shall issue on Closing to ECI Buyers Shares with a value equal to (pound)99,549 representing the value at Closing of all dividend arrears and interest accumulated in respect of the Preferred Ordinary Shares.

     (c) The Buyer shall issue at Closing to each of the Sellers of the Preference Sale Shares, Buyer's Shares as follows: (i) ECI (pound)2,476,090, and
(ii) FKH (pound)1,692,021 (such sums being the par value of the Preference Sale Shares together with all dividend arrears and accrued interest thereon).

     2.3 Deferred Consideration. Additional purchase consideration shall be payable to the Sellers of Ordinary Sale Shares if the Company's Operating Profit for the 1998/99 Fiscal Year is equal to or in excess of eight hundred ninety one thousand pounds sterling ((pound)891,000).

     (a) The additional purchase  consideration payable pursuant to this Section
2.3 shall be calculated and paid to each Seller of Ordinary Sale Shares in additional Buyer's Shares (the "Deferred Shares") with a value calculated in accordance with the following (the "Deferred Consideration"):

          (i) the lesser of the Company's Operating Profit for the 1998/99 Fiscal Year or one million seven hundred forty nine thousand pounds sterling ((pound)1,749,000);

          (ii) multiplied by seven (7);

          (iii) multiplied by 0.85;

          (iv) minus (pound)5,300,000; and

          (v) multiplied by the Ordinary Seller's Ratio of each Seller of Ordinary Sale Shares.

     (b) The Buyer shall use reasonable efforts to procure that the Board of Directors of the Company and those of the Sellers who are such Directors at that time shall, acting reasonably, procure that such Board approves the final audited accounts of the Company for the 1998/99 Fiscal Year on or before 30 June 1999. The Deferred Shares shall be issued within thirty (30) days after such approval (unless such day is not a business day in which case on the next following business day) unless the dispute resolution procedure set forth in
Section 2.8 is activated, in which case the Deferred Shares shall be issued immediately upon the determination of such procedure.

     (c) For the avoidance of doubt:

          (i) no Deferred Shares shall be payable to the Sellers of Preference Sale Shares;

          (ii) no Deferred Shares shall be payable at all in the event the Company's Operating Profit for the 1998/99 Fiscal Year is less than eight hundred ninety one thousand pounds sterling ((pound)891,000);

          (iii) the total maximum amount of Deferred Shares paid to all Sellers of Ordinary Sale Shares shall not exceed five million one hundred six thousand five hundred fifty pounds sterling ((pound)5,106,550); and

          (iv) Cairnie, Bassett, Cook, Gage and Sayles irrevocably agree and direct the Buyer to pay to ECI the first such Deferred Consideration otherwise payable to them in the maximum amounts set forth in Schedule 2 and Buyer agrees to make such payment and receipt by ECI of such Deferred Consideration shall constitute complete satisfaction of any obligation by the Buyer otherwise to make such payment to them.

     2.4 Computation of Initial and Deferred Consideration.

     (a) For purposes of this Agreement the "1998/99 Fiscal Year" shall mean the Company's fiscal year commencing on April 1, 1998 and ending March 31, 1999.

     (b) In any case where any part of the Initial Consideration or the Deferred Consideration can otherwise be paid in full only by the issuance of a fractional Buyer's Share, the Buyer's Shares payable pursuant to Sections 2.2 or 2.3 shall be rounded up or down as the case may be to the nearest whole number.

     (c) Notwithstanding any provision to the contrary in this Agreement, the Buyer shall pay to Sellers an amount not to exceed TEN MILLION FOUR HUNDRED SIX THOUSAND FIVE HUNDRED FIFTY POUNDS STERLING ((pound)10,406,550) in Initial Consideration and Deferred Consideration for the purchase of all of the Ordinary Sale Shares, the Deferred Shares and the Preference Sale Shares.

     2.5 Valuation of Buyer's Shares. For all purposes of this Article II, the Buyer's Shares shall be valued in accordance with the provisions of this Section 2.5.

     (a) The value of the Buyer's Shares in United States dollars shall be the average closing National Association of Securities Dealers Automatic Quotation ("NASDAQ") price for the 26, 27, 28 and 29 May and 1 June 1998 (the "Closing Date NASDAQ Closing Price"). Provided that if for any Buyer's Shares when converted into pounds sterling as provided herein the Closing Date NASDAQ Closing Price is more than the average NASDAQ closing price for the seventh, sixth, fifth, fourth and third business days prior to the Alternative Value Date as defined hereunder (the "Alternative NASDAQ Closing Price"), the value of the Buyer's Shares shall be the Alternative NASDAQ Closing Price.

     (b) The value of the Buyer's Shares as expressed in pounds sterling shall be the United States dollar value as computed in accordance with Section 2.5(a) converted into pounds sterling at the following exchange rate:

          (i) in the case of those Buyer's Shares issued pursuant to Section 2.2, the average of the closing spot exchange rates for the 26, 27, 28 and 29 May and 1 June 1998, or the average of the closing spot exchange rates for the seventh, sixth, fifth, fourth and third business days immediately preceding the Alternative Value Date if the Buyer's Shares are to be valued at the Alternative NASDAQ Closing Price; and

          (ii) in the case of any Buyer's Shares issued pursuant to Section 2.3, the average of the closing spot exchange rates for the seventh, sixth, fifth, fourth and third business days immediately preceding the date on which such Buyer's Shares are issued.

     (c) For purposes of this Section 2.5, the "Alternative Value Date" for any Buyer's Shares shall be the later of:

          (i) the date on which such Buyer's Shares are to be issued pursuant to either Section 2.2 or 2.3; or

          (ii) the date on which registration of such Buyer's Shares is completed pursuant to Article VIII.

     (d) The Closing Date NASDAQ Closing Price, the Alternative NASDAQ Closing Price, and any exchange rates shall be as reported in the relevant issue of The Wall Street Journal for which such information appears. All exchange rates shall be those applicable to trading among banks in amounts of one million United States dollars ($1,000,000) or more.

     (e) Any increase in the number of Buyer's Shares arising from the application of the other provisions of this Section 2.5 shall be made at the earliest possible date after the Alternative Value Date and shall be made by the issuance of such Buyer's Shares by the Buyer to the Sellers.

     2.6 Operating Profit. For purposes of this Agreement, "Operating Profit" shall mean the Company's profit or loss, calculated in accordance with generally accepted
accounting   principles  and  the  Company's  accounting  policies  as
reflected  on its audited  accounts  for the fiscal  year ended March 31,  1997.
Provided, however, that Operating Profit for purposes of this Agreement shall consist of such amount computed:

     (a) after deducting all reasonable management expenses including, without limitation, reasonable directors' remuneration (whether by way of fees, salary or commission) but excluding any management charges or other group costs imposed by the Buyer or any of its subsidiaries or associates and any fees, salary, commission or costs incurred by any of the Buyer's nominees which is not directly connected with their actual management of or appointment as an executive director to the board of directors of the Company;

     (b) after accounting for depreciation;

     (c) before deducting any interest paid to any bank or other creditor of the Company or any taxation on profits or capital gain or on such interest;

     (d) without taking into account profits or losses of a capital nature arising on a disposal of fixed assets, investments, plant or any other assets of the Company but for the avoidance of doubt upon the sale of any business unit including the budgeted profit for such unit for the unexpired portion of the Fiscal Year following such sale (and for the avoidance of doubt, the Company's budget is attached as Schedule 3 hereto).

     2.7 During the 1998/99 Fiscal Year, the Buyer undertakes to procure:

     (a) that all trading between the Company and the Buyer or any of its subsidiary or associated companies will be on arm's length terms;

     (b) that the Company be permitted to trade substantially on the same terms as set out in its business plan and in particular that the Company be permitted to make the capital expenditure set out in such plan;

     (c) that the Company be given reasonable cash reserves to enable it to continue to trade materially in line with its business plan; and

     (d) that separate audited accounts of the Company for the 1998/99 Fiscal Year shall be prepared for purposes of calculating the Deferred Consideration in the event the Company changes its year end from 31 March.

     2.8 Dispute Resolution. If any Party disputes any computation of Operating Profit, such Party shall so notify the other Parties in writing ("Notice of Dispute") specifying in reasonable detail the points of disagreement, which notice shall be provided on or before the earlier of the following:

     (a) in the event such Operating Profit has been computed by the Company's Auditors that date which is fourteen (14) days following computation of the final audited accounts; or

     (b) in the event such final audited accounts have not been computed, that date which is 120 days following the end of the Company's fiscal year to which such accounts relate.

Upon receipt of the Notice of Dispute, the Sellers of Ordinary Sale Shares and Buyer shall promptly consult with respect to such points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by Buyer and the Sellers of Ordinary Sale Shares within ten (10) days after the Notice of Dispute, they shall refer the dispute to a mutually agreeable chartered accountant ("Accountant") as a mediator. In the event the Parties cannot agree upon an Accountant within fifteen (15) days after the Notice of Dispute, they shall apply to the President of the Institute of Chartered Accountants in England and Wales to appoint such Accountant as he sees fit. The Accountant shall finally determine, as soon as practicable, and in any event within thirty
(30) days after such reference, all points of disagreement with respect to Operating Profit. The Accountant shall apply the terms of this Agreement and GAAP consistent with the Financial Statements, and shall otherwise conduct the mediation under such procedures as the parties may agree. The fees and expenses of the Accountant incurred in connection with the mediation of Operating Profit shall be allocated between the Parties by the Accountant in proportion to the extent either Party did not prevail on items in dispute. All determinations by the Accountant shall be final, conclusive and binding with respect to Operating Profit and the allocation of fees and expenses.

     2.9 ECI Payment. In the case of any payment of any Initial Consideration or Deferred Consideration due to ECI, ECI irrevocably directs the Buyer to pay such consideration to ECIVN and receipt by ECIVN of such consideration shall constitute complete satisfaction of any obligation by the Buyer otherwise to make such payment to ECI.

     2.10 Stamp Duty. Any stamp duty which may become payable as a result of any transfer of the Sale Shares contemplated by this Agreement shall be payable by the Buyer.


                                   ARTICLE III
                                     CLOSING

     3.1 Closing. The consummation of the transactions contemplated herein ("Closing") shall take place at the offices of Bryan Cave LLP, 29 Queen Anne's Gate, London SW1H 9BU on [8] June 1998 or such earlier date as all of the Parties might agree in writing.

     3.2 Deliveries of Sellers at Closing. Sellers shall deliver to Buyer:

     (a) duly completed and signed share transfers in favor of Buyer together with the relevant share certificates evidencing the Sale Shares;

     (b) the resignations of such of the Company's directors and secretary as the Buyer might have specified reasonably in advance with a written acknowledgement from each person so resigning executed as a deed in agreed form that he has no claim against the Company in respect of breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever except only for accrued remuneration and reimbursable business expenses disclosed to Buyer and approved for payment by Buyer in writing on or before Closing;

     (c) the statutory books of the Company complete and up-to-date and its certificate of incorporation and certificate of incorporation on change of name and common seal;

     (d) written confirmation from the Sellers that other than the debts reflected in the Disclosure Letter, as defined below, there are no subsisting guarantees given by the Company in their favour and that none of Sellers will be indebted to the Company or vice versa;

     (e) a deed of release in form reasonably satisfactory to the Buyer executed by the Company and the Sellers terminating the Subscription Agreement from a date which is prior to Closing and confirming that there are no outstanding liabilities arising thereunder attaching to the Company or to any of its issued and outstanding share capital; and

     (f) a deed of release in form reasonably satisfactory to the Buyer executed by the Sellers waiving all claims and entitlement to dividends and interest accrued but unpaid by the Company as at the Closing Date.

     3.3 Board Meetings. A board meeting of the Company shall be held at which:

     (a) such persons as the Buyer may nominate shall be appointed additional directors;

     (b) the transfers referred to in Section 3.2(a) shall be approved (subject to stamping);

     (c) the resignations referred to in Section 3.2(b) shall be submitted and accepted effective the end of such meeting; and

     (d) such changes shall be made in the Company's articles of association as the Buyer shall reasonably specify in advance of Closing.

     3.4 Deliveries of Buyer at Closing. Buyer shall deliver to Sellers:

     (a) upon completion of the matters referred to in Sections 3.2 and 3.3, the Buyer shall deliver to each of the Sellers stock certificates respecting those Buyer's Shares to be issued to such Seller pursuant to Section 2.2 together with the cash sum therein described; and

     (b) an opinion of Bryan Cave LLP addressed to Kimbell & Co. in the agreed form confirming that the Buyer is authorized and empowered to enter into this Agreement.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     4.1 True and Correct Warranties. Each of the Sellers represents and warrants that each of the Warranties made by him or it and contained in this
Article IV, except as expressly qualified herein or as set out in the disclosure schedule attached as Exhibit 4 to this Agreement (the "Disclosure Schedule"), is true and correct on the date hereof.

     4.2 Enforceable Agreement. Each of the Sellers hereby severally represents and warrants that he or she or it has the power and capacity to execute and deliver this Agreement, to perform the obligations of Sellers and to consummate the transactions contemplated hereby. Each of the Sellers severally agrees this Agreement constitutes a valid and binding obligation enforceable against him, her or it in accordance with its terms.

     4.3 Share Ownership. Each Seller hereby severally represents and warrants that he or it is the registered holder and beneficial owner of such of the Sale Shares as are attributed to him or it in Section 1.1. The Ordinary Sale Shares consist of one hundred fifty thousand (150,000) Ordinary Shares of ten pence ((pound)0.10) each and three hundred sixty thousand (360,000) Preferred Ordinary Shares of ten pence ((pound)0.10) each, the Preference Sale Shares consist of one million seven hundred thousand (1,700,000) A Preference Shares of ten pence ((pound)0.10) each and one million four hundred thousand (1,400,000) B Preference Shares of ten pence ((pound)0.10) each, and each Seller represents and warrants that his or its Sale Shares are owned free and clear of all security interests, pledges, liens or other encumbrances, claims, and restrictions. Each Seller shall transfer good and marketable title to the Sale Shares at Closing, free and clear of all security interests, pledges, liens or other encumbrances, claims, and restrictions. As at Closing, each Seller will be entitled to transfer the full legal and beneficial ownership of the Sale Shares to Buyer without the consent of any other person.

     4.4 Further Warranties. In addition to those representations and warranties above, Booker, ECI and FKH, insofar as they are aware, and Cairnie, Bassett, Tyler, Gage, Sayles and Cook hereby severally represent and warrant to Buyer in the terms set out in Sections 4.4(a) and (b):

     (a) Capitalization of the Company. The authorized capital stock of the Company presently consists solely of three hundred seventy thousand pounds sterling ((pound)370,000), made up of two hundred forty thousand (240,000) ordinary shares with a par value of ten pence ((pound).10) per share, three hundred sixty thousand (360,000) preferred ordinary shares with a par value of ten pence ((pound).10) per share, one million seven hundred thousand "A" preference shares with a par value of ten pence ((pound).10) per share, and one million four hundred thousand "B" preference shares with a par value of ten pence ((pound).10) per share. All of the Sale Shares are duly authorized, validly issued and fully paid. There are no other shares or other securities of the Company which are outstanding or rights or options to acquire shares or other securities of the Company. Neither the Sellers nor the Company are subject to any obligation to issue, deliver, redeem, sell, transfer or otherwise acquire or retire any shares of Ordinary Share Capital, Preference Shares or any other securities of the Company.

     (b) Corporate Existence and Qualification. The Company is duly incorporated and validly existing under the laws of England and Wales with all requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

     4.5 Warranties of the Management Sellers. Each of Cairnie, Tyler, Bassett, Gage, Sayles and Cook (the "Management Sellers") severally represent and warrant to Buyer as follows:

     (a) Financial Statements.

          (i) Set forth at Exhibit 4.5(a) to this Agreement are copies of the audited statutory accounts of the Company for the years ended 31 March 1994 to 1997 inclusive (the "Financial Statements") and the management accounts of the Company from 1 April 1997 to 31 March 1998, including related year end adjustments (the "Management Accounts").

          (ii) The Financial Statements (A) present a true and fair view of the Company's financial position and results of operations at the dates and for the periods indicated, (B) will not have been affected (except as stated therein) by any unusual or nonrecurring items, (C) as of those dates made full and proper provision or reserve for all actual and accrued claims and liabilities, capital commitments and for all bad debts and doubtful debts,
     (D) make proper provision or reserve for all tax assessed or liable to be assessed or for which the Company is accountable including but not limited to deferred taxation, (E) comply with the requirements of the Companies Acts and other relevant statutes, and (F) have been prepared in accordance with generally accepted accounting principles in the United Kingdom for companies carrying on a similar business to that of the Company which accounting principles have been consistently applied in the preparation of each of the Financial Statements ("GAAP").

          (iii) As at the date hereof (and on the understanding that events arising after the Closing Date not reasonably foreseeable by the Management Sellers shall not affect the Management Accounts), the Management Accounts
     (A) are accurate and complete in all material respects, (B) are prepared on a basis which is consistent with the books and records of the Company and those management accounts of the Company from 31 March 1996 to 31 March 1997 (which in turn are consistent with the Financial Statements for the same period), (C) present fairly the results of the Company's operations and cash flow for the period to which they relate, and (D) have been prepared in accordance with the Company's ordinary and customary standards for internal reporting.

     (b) Taxes.

          (i) The Company timely has filed or caused to be filed with the appropriate Government entity all tax returns, accounts, reports and notices as reasonably requested or required to be filed by or on behalf of the Company ("Tax Returns") and no Tax Returns have been amended. All Tax Returns are true, correct, and complete in all respects. None of the Tax Returns currently is the subject of any audit, administrative proceeding, judicial proceeding or dispute.

          (ii) All taxes (whether or not reflected in the Tax Returns as filed) payable by the Company with respect to all periods reflected on the Tax Returns have been fully paid, and there is no liability and no grounds for the assertion or assessment of any additional taxes against the Company or its assets with respect to such periods. All taxes not yet due and payable are properly accrued and specifically identified as such on the Financial Statements or the Management Accounts.

          (iii) The Company has properly operated the Pay as You Earn ("PAYE") system and any other wage withholding system required by any other jurisdiction, deducting tax as required by law from all payments to or treated as made to or benefits provided for its employees, ex-employees or independent contractors (including payments within Income and Corporation Taxes Act, 1988, section 134) and has duly accounted to the Inland Revenue or such other relevant tax authority for such taxes deducted.

          (iv) The Company has complied in all respects with the requirements and provisions of any applicable Value Added Tax ("VAT") legislation, and made and maintained up to the Effective Date up-to-date records, invoices, accounts and other documents required by or necessary for the purposes of the VAT legislation and has at all times punctually paid and made all payments and returns required under it.

          (v) The Company is not liable to pay tax in any country other than the United Kingdom.

     (c) Litigation. Except as might be set forth in the Disclosure Schedule:

          (i) there is not now pending, any suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), Government, or other action (any of the foregoing, "Action") or, to the knowledge of any of the Executive Directors threatened against the Company or involving its business, any of its property, or, in connection with its business, any of its shareholders, directors, officers, agents, or other personnel, including without limitation any Action challenging, enjoining, or preventing this Agreement or the consummation of the transactions contemplated hereby;

          (ii) the Company is not now subject to any order, writ, injunction, or decree of any court or other Government entity ("Order") other than Orders of general applicability; and

          (iii) during the five years preceding the Effective Date, neither the Sellers nor the Company has threatened or has been threatened to be a party or subject to any Action or Order relating to personal injury, death, or property or economic damage arising from products of the Company.

     (d) Employee Benefit Matters. The Disclosure Schedule sets forth a complete and correct list of employees of the Company, their respective salaries, date of commencement of employment, vacation entitlement, level of pension contributions and company car entitlement. True, correct, and complete copies of all employment, consulting, engagement or retainer agreements for the provision of services to the Company have been delivered to Buyer in addition to all documents describing the amount, entitlement to and rules governing any employee insurance, pension plan, sick pay, maternity leave and company car policy of the Company. Apart from the contributions to independent pension plans described on the Disclosure Schedule, there are no defined benefit pension plans, bonus schemes, profit sharing or retirement or other similar benefit schemes operated by the Company and there is no contracting out certificate in force for the Company. There are no negotiations, demands or proposals which are pending or threatened or which have been made since 31st December 1997 which concern matters now covered, or that would be covered, by the foregoing types of agreement, arrangement, plan, or policy.

     (e) Governmental Approvals and Filings. Except as might be provided in the Disclosure Schedule, neither the Sellers nor the Company is required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the Sale Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby.

     (f) Real Property. Except as disclosed in the Disclosure Schedule:

          (i) with respect to the Company's premises at Unit 19, Atlas Industrial Estate, Glasgow, the Company has paid in full all rent and services charges falling due on or before Closing and has not received any notice of irritancy or forfeiture; and

          (ii) with respect to any of the real property used in connection with its business, the Company has received no notice of any breach of the provisions of any lease or any breach of any obligation imposed by any governmental authority.

     (g) Year 2000 Compliance. The Company and the Management Sellers have reviewed all internal hardware and software configurations to assess the risks related to such hardware and software in respect of Year 2000 Compliance. The Company and the Management Sellers have established Year 2000 Compliance as a business priority, and have established a budget and allocated sufficient human and financial resources to achieve Year 2000 Compliance. For the purposes of this Section 4.5(g), "Year 2000 Compliance" means the successful operation prior to, during and after calendar year 2000 A.D. without error relating to date data, the successful management and manipulation of data involving dates, including single century formulas and multi-century formulas, and the obtaining of correct results for date calculations that are both chronologically earlier and later than 31 December 1999, in date calculations that involve more than one century, in date calculations using the date 9 September 1999 (i.e., 9/9/99), and in the recognition of the Year 2000 as a leap year, such that all date data imputed for use with such computer software and hardware is accurate and in appropriate format.

     (h) Disclosure. Each Exhibit, the Disclosure Schedule and each document attached as or on an Exhibit is true, correct, and complete. No representation or warranty by Sellers in this Agreement or any Exhibit or any agreement or certificate referred to in this Agreement contains or will contain as of the Effective Date any untrue statement of a material fact or any omission of a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

          (i) Brokers, Finders. Except as might be provided in the Disclosure Schedule, no finder, broker, agent, or other intermediary, acting on behalf of Sellers or the Company, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

     4.6 Warranty by ECIVGP. ECIVGP represents and warrants to Buyer that it is the general partner of each of ECICP, ECICPB, ECID2 and ECIE and in that capacity has all requisite power and authority on their behalf to enter into this Agreement, to consummate the transactions contemplated by this Agreement, and to fulfill all obligations under this Agreement.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby makes the following representations and warranties to Sellers, each of which is true and correct on the date hereof:

     5.1 Corporate Existence and Authorization. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Missouri and is duly qualified and in good standing in each foreign jurisdiction where the nature of such qualification is required. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     5.2 No Violation. Buyer is not subject to or obligated under any certificate of incorporation, bylaw, Law, or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by its execution, delivery or performance of this Agreement. Buyer will comply with all Laws in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     5.3 Governmental Approvals and Filings. Buyer is not required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the Sale Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby.

     5.4 Buyer's Shares. To the knowledge of Buyer there are no current circumstances which will directly lead to the suspension of trading of Buyer's Shares issued to Sellers on the public stock exchange or cause Sellers to be unable to register or trade in such Buyer's Shares as are issued to them at the time that they are issued.

                                   ARTICLE VI
                                ADDITIONAL SHARES

     6.1 Continuing Management. Each of the Management Sellers agrees that, while he remains employed by the Company but subject to the other provisions of this Article VI, he shall retain the following additional number of Ordinary Shares not constituting Ordinary Sale Shares on the date of Closing set forth opposite his name (such additional shares being referred to as the "Additional Shares"):

                         Cairnie 36,945 Ordinary Shares
                         Bassett 26,865 Ordinary Shares
                         Gage 8,730 Ordinary Shares
                         Sayles 8,730 Ordinary Shares
                         Cook 8,730 Ordinary Shares

     6.2 Right to Require Purchase. The Buyer hereby grants to each of the Management Sellers the right to require Buyer to purchase from such Management Seller (the "Put Option") those Additional Shares belonging to such Management Seller. Such purchase of Additional Shares by the Buyer from each of the Management Sellers shall be made at the Option Price, as defined below, shall be payable in Buyer's Shares and shall be made upon the other terms and conditions set forth in this Article VI. For the exercise of a Put Option by any of the Management Sellers to be effective, such Put Option must include all of the Additional Shares that are owned by such Management Seller and that are subject to such Put Option, in accordance with Section 6.3 below, on the date the Put Notice is issued.

     6.3 Time and Exercise of Put. Subject to the provisions of Section 6.9, such Management Sellers may exercise a Put Option by written notice to the Buyer (the "Put Notice") as follows:

     (a) on any date that is more than three (3) years after the Closing Date, but in any case no later than the close of business on December 31, 2005, such Management Seller will be entitled to sell and the Buyer required to purchase fifty (50) per cent of the Management Seller's Additional Shares;

     (b) on any date that is more than five (5) years after the Closing Date, but in any case no later than the close of business on December 31, 2005, such Management Seller will be entitled to sell and the Buyer required to purchase the balance of the Management Seller's Additional Shares; and

     (c) at any time within ninety (90) days of the relevant Management Seller ceasing to be an employee of the Company for any reason other than resignation or dismissal for reason that such Management Seller breached his employment contract with the Company warranting such dismissal.

Once given, a Put Notice may be withdrawn only by the mutual consent of the Buyer and the Management Seller giving the Put Notice. The Buyer shall complete the purchase of the Additional Shares subject to the Put Notice at the Option Price within sixty (60) days following receipt of the Put Notice.

     6.4 Right to Purchase. The Buyer hereby retains the right to purchase from the Management Sellers and to require each of the Management Sellers to sell (the "Call Option") any part or all of the Additional Shares held by such Management Seller by written notice to such Management Seller (the "Call Notice") to be made at the earlier of the following dates:

     (a) any date which is between thirty (30) and ninety (90) days after the termination of that Management Seller's employment by the Company as a result of resignation or dismissal for reason that such Management Seller breached his employment contract with the Company warranting such dismissal; or

     (b) any date which is after December 31, 2005 by written notice to such Seller (the "Call Notice").

Such purchase of Additional Shares by the Buyer from each of the Sellers shall be made at the Option Price, as defined below, shall be payable in Buyer's Shares and shall be made upon the other terms and conditions set forth in this
Article VI.

     6.5 Option Price. The Option Price for the Additional Shares of the Sellers subject to a Put Notice or a Call Notice shall be equal to:

     (a) a sum which shall consist of

          (i) seven (7) times the average of the Operating Profit for the Relevant Fiscal Period ending before the submission of the Put Notice or the Call Notice,

          (ii) multiplied by a ratio, the numerator of which will be the number of Additional Shares set out in the Put Notice or the Call Notice, and the denominator of which will be the total number of issued and outstanding shares of the Ordinary Share Capital of the Company at Closing or at the date of issue of such notice (whichever is lower) which sum shall be

     (b) minus any dividends paid to such Seller which are treated as having been made out of the Operating Profit making up part of the Option Price calculation.

     6.6 Relevant Fiscal Period. For purposes of Section 6.5(a)(i), the Relevant Fiscal Period shall for any Additional Shares subject to a Put Notice or a Call Notice be defined as:

     (a) the two (2) full fiscal years of the Company ending before submission of the Put Notice or the Call Notice; provided that

     (b) in the event such Put Notice or Call Notice is exercised before 31 December 2000, the Relevant Fiscal Period shall be the year commencing 1 April 1998 and ending 31 March 1999.

     6.7 Valuation of Buyer's Shares. For purposes of this Article VI, the Buyer's Shares issued in exchange for the Additional Shares of any Seller shall be valued by reference to the following information as reported in The Wall Street Journal for the relevant days before the date of the relevant Put Notice or Call Notice:

     (a) the value of the Buyer's Shares in United States dollars shall be the average closing NASDAQ prices for the seventh, sixth, fifth, fourth and third business days prior to the date of the relevant Put Notice or Call Notice; and

     (b) the value of the Buyer's Shares as expressed in pounds sterling shall be the United States dollar value converted into pounds sterling at the average closing spot exchange rates for trading among banks in excess of one million United States dollars ($1,000,000), for the seventh, sixth, fifth, fourth and third business days prior to the date of the relevant Put Notice or Call Notice.

     6.8 Buyer's Obligations. The Buyer shall:

     (a) use its best endeavours to procure that the Company produces its audited financial accounts for any of the financial years in respect of which a Put Option may be exercised as soon as is reasonably practicable following the end of the relevant fiscal year,

     (b) procure that the matter set out in Section 2.7(a) for periods up to the exercise of a Put Option or Call Option apply.

     6.9 Warranties. The exercise of a Put Option by any Seller or a sale by any Seller upon the exercise of a Call Option by the Buyer shall constitute the relevant Seller's representation and warranty that it owns the Additional Shares subject to such Put Option or Call Option free and clear of all security interests, claims and restrictions.

     6.10 No Assignment. Except as provided in Article VII, the rights granted to Sellers under this Article VI shall be non-assignable and non-transferable to any person (including but not limited to, any other Seller) unless Buyer gives its prior written consent. Buyer shall be deemed to have consented to a transfer by a Management Seller to any spouse or descendant of such Management Seller or to any family trust of which the Management Seller is the settlor, provided that any such transferee shall execute a deed of adherence providing that such transferee shall be bound by the Put Option or the Call Option, and provided further, that such transferee is:

     (a) a relative, spouse or relative of the spouse of a Management Seller who has the same principal residence as the Management Seller;

     (b) a trust or estate in which a Management Seller and any of the persons related to such Management Seller as specified in (a) above or (c) below collectively have more than 50 percent of the beneficial interest (excluding contingent interests); or

     (c) any corporation or other organization of which a Management Seller and any of the persons related to such Management Seller as specified in (a) or (b) above collectively are beneficial owners of more than 50 percent of the equity securities (excluding directors' qualifying shares) or equity interests.


                                   ARTICLE VII
                 OWNERSHIP OF SALE SHARES AND ADDITIONAL SHARES

     Each of the Sellers agrees that the Buyer shall be entitled to purchase any Sale Shares or Additional Shares from the registered owner of such Shares as reflected in the register of members of the Company on that date without regard to any claims of beneficial ownership which any other Seller might have to such Shares. Each of the Sellers releases and discharges the Buyer from any and all liabilities or claims (including rights of rescission, if any) which any of them might have with respect to any Sale Shares or Additional Shares purchased by the Buyer in accordance with this Article VII.


                                  ARTICLE VIII
                         SHARES AND REGISTRATION RIGHTS

     8.1 Restrictions and Registration of Buyer's Shares. Buyer's Shares shall be restricted and subject to all transfer restrictions imposed by applicable federal and state securities laws. Buyer shall have the right to affix the legend described in Exhibit 8.1 on all certificates for Buyer's Shares. In the case of those Buyer's Shares issued pursuant to Section 2.2, the Buyer shall include Buyer's Shares at that time issued and outstanding to Sellers in any registration statement or statements filed with the Securities and Exchange Commission ("SEC") by Buyer from and after the Closing, provided that Buyer will use its best efforts to include the Buyer's Shares in such a registration statement submitted to the SEC within sixty (60) days of the Closing Date, or in the case of payments under Section 2.3 within ninety (90) days after the issuance of the Buyer's Shares. Buyer shall advise the Sellers as to the approval of any such statements.

     8.2 Costs. Buyer shall bear all of the cost, fees and expenses involved in the preparation and filing of the statements and documents described in Section
8.1 above; provided, however, that any Seller shall pay his proportionate share of all transfer taxes and brokerage commissions which are incurred as a result of the sale of any of Buyer's Shares by such Seller.

     8.3 Indemnification. In connection with any registration statement in which Seller is participating, Seller shall furnish to Buyer in writing such information and affidavits relating to such Seller as Buyer reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Buyer, its directors and officers against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such untrue statement or omission is contained in any information or affidavit so furnished in writing by Seller.

     8.4 Miscellaneous.

     (a) No Inconsistent Agreements. Buyer shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Sellers in this Agreement.

     (b) Adjustments Affecting Shares. Buyer shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Sellers to include such Buyer's Shares in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such shares in any such registration (including, without limitation, effecting a stock split or a combination of such shares).

     (c) ECIVN as Nominee. ECIVN undertakes that until such time as the Buyer's Shares are registered with the SEC, ECIVN will hold those Buyer's Shares which are issued to it pursuant to this Agreement as nominee only for ECI and not for any other person whatsoever.


                                   ARTICLE IX
                              RESTRICTIVE AGREEMENT

     For the purpose of assuring to the Buyer the full benefit of the businesses and goodwill of the Company, by way of further consideration for the obligations of the Buyer under this agreement, and as separate and independent agreements each of the Management Sellers undertake that for one (1) year after Closing, absent the prior written consent of the Buyer he or it will not, either on his or its own account or for any other person directly or indirectly solicit away from, interfere with or endeavor to entice away from the Company any person who to his or its knowledge is, or has during the past one (1) year been, a client, customer or employee of, or in the habit of dealing with, the Company.


                                    ARTICLE X
                                 INDEMNIFICATION

     10.1 Survival. The respective representations and warranties made by the Parties in Articles IV, V and VI shall survive the Effective Date but shall expire five (5) years from the Effective Date unless a claim with respect thereto shall have been made prior to such date against the Party or Parties responsible for making such representation or warranty and thereby responsible for indemnification hereunder (the "Indemnifying Party"); provided, that the foregoing shall not apply to representations and warranties under Sections 4.1, 4.2, 4.3, 4.4(a), (b), (d) and 6.9, which shall survive for a period of ten (10) years from the Effective Date and provided further that the representation and warranty under Section 4.6 shall survive without limit in point of time.

     10.2 Notice of Claim. In the event that a Party seeks indemnification on behalf of itself, its permitted assigns, agents, and in the case of the Buyer its shareholders, directors, officers, successors or the Company, such Party seeking indemnification (the "Indemnified Party") shall give written notice to the Indemnifying Party specifying in reasonable detail the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Indemnifying Party shall pay the amount of any valid claim not more than ten (10) days after the Indemnified Party provides notice to the Indemnifying Party of such amount.

     10.3 Limitations on Liability. The relevant Indemnifying Parties shall have no liability (or such liability shall be reduced) in respect of any claim as follows:

     (a) where the matter or matters giving rise to Indemnified Losses and the amount of such Losses are fairly and specifically disclosed in the Disclosure Schedule;

     (b) where provision or reserve for or in respect of the liability or other matter giving rise to such claim has been made in the Financial Statements or Management Accounts, but only up to the amount specifically reserved for in the Financial Statements or Management Accounts;

     (c) where any claim occurs or is increased as a result of any change in legislation after the date of this Agreement (or any legislation not in force at the date of this Agreement) which take effect retrospectively or the withdrawal after the date of this Agreement of any published concession or published general practice previously made by the Inland Revenue or other taxing authority;

     (d) where any claim occurs or is increased as a result of any increase in the rate of taxation in force at the date of this Agreement;

     (e) where any breach of the Warranties occurs as a result of or is otherwise attributable to the Indemnified Party disclaiming any part of the benefit of capital or other allowances against taxation claimed or proposed to be claimed on or before the date of this Agreement;

     (f) where the aggregate of all claims against the following individual Sellers exceeds the lesser of the amount set out opposite their name below and the aggregate of the Initial and Deferred Consideration received by them net of costs:

                  Cairnie             (pound)167,000
                  Tyler               (pound)167,000
                  Bassett             (pound)167,000
                  Sayles              (pound)48,000
                  Cook                (pound)48,000
                  Gage                (pound)48,000

that Seller shall not be responsible for payment to Buyer of any amount exceeding the amount of consideration actually received by that Seller;

     (g) where a claim is attributable to any voluntary act or omission of or transaction or arrangement carried out by the Indemnified Party after the Effective Date otherwise than in the ordinary course of business and without prejudice to the generality of the foregoing the following shall not be regarded as being within the ordinary course of business of the Company for the purpose of this Agreement:

     (h) where any claim would not have arisen but for a change of accounting policy or practice of any Indemnified Party after the Effective Date;

          (i) where the amount of a claim shall cause a relief from taxation arising by virtue of the loss or damage in respect of which the claim was made, provided however, that any liability so reduced shall then be increased by any amount of taxation attributable to receipt of the indemnity payment;

     (j) to the extent that that liability for taxes or otherwise has been made good by insurers or otherwise compensated for without cost to any third party or any Indemnified Party; or

     (l) to the extent that any income, profits or gains to which that liability for taxes is attributable were actually earned or received by or actually accrued to the Company but were not reflected in the Financial Statements or the Management Accounts.

     10.4 Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified person hereunder) (a "Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest, or settle the claim alleged by such Third Person (a "Third-Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to such Third-Person Claim; the Indemnified Party may thereafter participate in (but not control) the defense of any such Third-Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges his or its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within twenty (20) days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge his or its obligation to indemnity and assume the defense of any such Third-Person Claim:

     (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate; and

     (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense.

If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third-Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof.

     10.5 Access to Records. The Indemnified Party shall provide to the Indemnifying Party and the Indemnifying Party's professional advisers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating the Third-Person Claim and enabling the Indemnifying Party to take such action as referred to in this Article X above and shall allow the Indemnifying Party and its advisers to take copies of any relevant documents or records.

     10.6 Reduction in Purchase Price. Any amount payable by the Sellers to an Indemnified Party in satisfaction of any claim made under the Warranties shall be treated as a reduction in the amount of the total consideration received by the Sellers.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     11.1 Notices.

     (a) Any notice or other communication required or permitted to be given under this Agreement shall be in writing in the English language and delivered personally or sent by first class mail (postage prepaid) or facsimile transmission and any notice so posted shall be deemed to have been received in the ordinary course of post, and any notice sent by facsimile shall be deemed to have been given twenty four (24) hours after transmission.

     (b) Notices under this Agreement shall be sent to the following addresses:

     If to Buyer:

                  Applied Cellular Technology, Inc.
                  400 Royal Palm Way, Suite 410
                  Palm Beach, Florida  33480
                  Attention:  Mr. Richard J. Sullivan, Chairman
                  Telecopier No. 561/366-0002

                  With a copy to:

                  Mr. Llewellyn Sale III
                  Bryan Cave LLP
                  One Metropolitan Square
                  211 North Broadway, Suite 3600
                  St. Louis, Missouri  63102
                  Telecopier No. 314/259-2020

                  If to Sellers:

                  David Cairnie,
                  24 Brook Lane
                  Sawbridgeworth
                  Hertfordshire CM21 0EL
                  Great Britain

                  ECI Ventures GP Limited
                  Brettenham House
                  Lancaster Place
                  London WC2E 7EN
                  Great Britain

                  With a copy to:

                  Kimbell & Co.
                  352 Silbury Court
                  Silbury Boulevard
                  Milton Keynes
                  Buckinghamshire MK9 2HJ
                  Great Britain

     11.2 Entire Agreement. This Agreement and the Exhibits and documents specifically mentioned herein embody the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

     11.3 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its successors, and permitted assigns, and the Sellers and their legal representatives, successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise) by any of the Parties hereto without the prior written consent of the other Parties (which consent shall not be unreasonably withheld), except that Buyer shall have the right to transfer and assign its rights hereunder to purchase the Sale Shares and any other rights or benefits afforded to it by this Agreement to any entity which at the time of such transfer and assignment is controlled by Buyer.

     11.4 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     11.5 Headings; Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or an Exhibit attached to this Agreement, respectively. References herein to "days", unless otherwise indicated, are to consecutive calendar days. All of the Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

     11.6 Expenses. Sellers (and not the Company) shall pay all costs and expenses incurred on behalf of themselves or the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of advisors, brokers, attorneys and accountants.

     11.7 Further Assurances. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

     11.8 Remedies Cumulative. All rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

     11.9 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws England and Wales, without reference to choice of law rules.

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.


                                            /s/ David Cairnie
                                            ---------------------------
                                            DAVID CAIRNIE


                                            /s/ LXM (as attorney)
                                            ---------------------------
                                            JOHN BOOKER

                                            /s/ Robin Tyler
                                            ---------------------------
                                            ROBIN TYLER


                                            /s/ Frederick Bassett
                                            ---------------------------
                                            FREDERICK BASSETT


                                            /s/ Alan Cook
                                            ---------------------------
                                            ALAN COOK


                                            /s/ Trevor Gage
                                            ---------------------------
                                            TREVOR GAGE


                                            /s/ Peter Sayles
                                            ---------------------------
                                            PETER SAYLES



                                    EXECUTED by /s/ P. Thomas
                                                -----------------------
                                    for and on behalf of ECI VENTURES GP LIMITED



                                    EXECUTED by /s/ P. Thomas
                                                -----------------------
                                    for and on behalf of ECI VENTURES GP LIMITED
                                    acting as General Partner of ECI CAPITAL
                                    PARTNERS, ECI CAPITAL PARTNERS "B", ECI
                                    DEVELOPMENTS 2 AND ECI EUROFUND



                                    EXECUTED by /s/ Simon Levy
                                                -----------------------
                                    for and on behalf of FISHER  KARPARK
                                    HOLDINGS LTD.

                                    EXECUTED by /s/ P. Thomas
                                                -----------------------
                                    for and on  behalf  of ECI  VENTURES
                                    NOMINEES LTD.



                                    APPLIED CELLULAR TECHNOLOGY, INC.


                                    By: /s/ Garrett A. Sullivan
                                        ---------------------------
                                    Title: President

                          SIGNATURE INDUSTRIES LIMITED


                                   Schedule 1
--------------------------------------------------------------------------------
                       Share of Initial
                     Consideration payable
                    to Sellers of Ordinary         "Ordinary Seller's Ratio"(for
                         Sale Shares                 calculating entitlement to
Name                   ((pound)882,340)               Deferred Consideration)
------------- ------------------------------------ -----------------------------
------------- ------------------------------------ -----------------------------
Booker                (pound)77,613.05                        8.80%
------------- ------------------------------------ -----------------------------

Cairnie               (pound)42,795.22                        4.85%
------------- ------------------------------------ -----------------------------

Tyler                 (pound)77,611.32                        8.80%
------------- ------------------------------------ -----------------------------

Bassett               (pound)31,134.49                        3.53%
------------- ------------------------------------ -----------------------------

Cook                  (pound)10,119.23                        1.15%
------------- ------------------------------------ -----------------------------

Gage                  (pound)10,119.23                        1.15%
------------- ------------------------------------ -----------------------------

Sayles                (pound)10,119.23                        1.15%
------------- ------------------------------------ -----------------------------

ECI                   (pound)622,828.23                      70.59%
------------- ------------------------------------ -----------------------------

Total                 (pound)882,340                        100.00%
------------- ------------------------------------ -----------------------------
------------- ------------------------------------ -----------------------------

Note to Kimbell & Co.:  Allocate cash consideration here in separate column.

                          SIGNATURE INDUSTRIES LIMITED


                                   Schedule 2

                                   Exhibit 3.2

                                    Exhibit 4

                                 Exhibit 4.5(a)

                                   Exhibit 8.1

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 and are "restricted securities" as that term is defined in Rule 144 under said Act. The shares may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act."